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          SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                      EUROPEAN GROWTH SECURITIES




(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

               __
               |        ______________________  |
FORMULA:       |       |                        |
               |  /\ n |       ERV          |
          T  = |    \  | -------------      |  - 1
               |     \ |        P           |
               |      \|                        |
               |_                              _|

          T = AVERAGE ANNUAL TOTAL RETURN
          n = NUMBER OF YEARS
          ERV = ENDING REDEEMABLE VALUE
          P = INITIAL INVESTMENT

                                                                     (A)
  $1,000        ERV AS OF        AGGREGATE    NUMBER OF        AVERAGE ANNUAL
INVESTED - P    31-Oct-96      TOTAL RETURN    YEARS - n       TOTAL RETURN - T
------------    ---------      ------------   ----------       ----------------

  31-Oct-95     $1,172.70        17.27%          1.00              17.27%

  31-Oct-91     $2,216.50        121.65%         5.00              17.26%

  01-Jun-90     $2,091.80        109.18%         6.42              12.19%

(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE
    SALES CHARGE  (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)


               __
               |        ______________________  |
FORMULA:       |       |                        |
               |  /\ n |       EV           |
          t  = |    \  | -------------      |  - 1
               |     \ |        P           |
               |      \|                        |
               |_                              _|

                   EV
          TR =  ---------  -1
                    P



     t = AVERAGE ANNUAL TOTAL RETURN
      (NO DEDUCTION FOR APPLICABLE SALES CHARGE) n = NUMBER OF YEARS
     EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
     P = INITIAL INVESTMENT
     TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)

                                  (C)                                 (B)
  $1,000         EV AS OF        TOTAL              NUMBER OF   AVERAGE ANNUAL
  INVESTED - P   31-Oct-96       RETURN - TR        YEARS - n   TOTAL RETURN - t
  ------------   ---------       -----------        ---------   ----------------

  31-Oct-95      $1,222.70         22.27%            1.00               22.27%

  31-Oct-91      $2,236.50         123.65%           5.00               17.47%

  01-Jun-90      $2,091.80         109.18%           6.42               12.19%

  (D)            GROWTH OF $10,000
  (E)            GROWTH OF $50,000
  (F)            GROWTH OF $100,000

FORMULA:         G= (TR+1)*P
                 G= GROWTH OF INITIAL INVESTMENT
                 P= INITIAL INVESTMENT
                 TR= TOTAL RETURN SINCE INCEPTION

                                 (D)              (E)              (F)
                              GROWTH OF        GROWTH OF        GROWTH OF
               TOTAL          $10,000          $50,000          $100,000
INVESTED - P   RETURN - TR    INVESTMENT -G    INVESTMENT - G   INVESTMENT - G
------------   -----------    -------------    --------------   --------------
 01-Jun-90       109.18         $20,918           $104,590         $209,180